UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

Commission File Number: 000-56142

Everything Blockchain, INC.
(Exact name of registrant as specified in charter)

DELAWARE	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3027 US HIGHWAY 17, FLEMING ISLAND, FL	32003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number 321-802-2474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “Everything Blockchain”, “we” and “our” refer to Everything Blockchain, Inc. unless the context requires otherwise.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 21, 2021 (the “Effective Date”), the company completed the acquisition of 832 Energy Technology Consultants, LLC, and a consulting agreement with Cedric Harris, founder and CEO of 832 Energy Technology Consultants, LLC to the position of Chief Research Officer. The Company acquired 100% of the outstanding stock of 832 Energy Technology Consultants, LLC, a Texas company for $1,575,000, which consisted of 300,000 shares of common stock. As a condition to the acquisition, we entered into a consulting agreement with Cedric Harris. Under terms of the consultant agreement Cedric Harris is to receive $10,000 per year base salary with bonus incentives that consist of stock bonuses based upon profitability of the business and expansion of intellectual properties.

Cedric Harris is 51 years old and brings nearly 40 years of industry experience in the areas of Computer Science and Mathematics. Prior to his role as CRO at Everything Blockchain, INC, Mr. Harris has worked as the Senior Solution Architect for more than 7 Fortune 500 companies operating in the Oil and Gas, Airline, Logistics, Semiconductor and Retail Energy industries. Mr. Harris has worked to develop many innovations in the areas of distributed computing, artificial intelligence and blockchain. In April, 2021, Mr. Harris was granted a full patent by the US Patent Office for his innovations in blockchain.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Purchase Agreement
10.2	Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERYTHING BLOCKCHAIN, INC.

Date: July 1, 2021	By:	/s/ Eric Jaffe
Eric Jaffe,
Chief Executive Officer

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